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                                                                    EXHIBIT 4(b)

                           South Jersey Gas Company
                _% Deferrable Interest Subordinated Debenture,
                                    No. __

          South Jersey Gas Company, a New Jersey corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of __________ Dollars on __________, ____, and to pay interest on said principal sum from __________, ____ or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30,
September 30 and December 31, commencing [           ]  (each, an "Interest
Payment Date") at the rate of ___% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than thirty days, interest will be computed on the basis of the actual number of days elapsed in such period based on a 30-day month. In the event that any Interest Payment Date is not a Business Day, then interest will be payable on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest installment, which shall be the 15th day (whether or not a Business Day) of the last month of each quarter, provided that if all of the Debentures (as defined below) are then held by SJG Capital Trust (the "Trust") or the Debentures are held in book-entry-only form, the Regular Record Date shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date to be fixed by the Trustee (as defined below) for the payment of such defaulted

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interest, notice whereof shall be given to the Holders of the Debentures not less than 7 days prior to such Special Record Date, as more fully provided in the Indenture.

          Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest on an Interest Payment Date will be made by check mailed to the Holder hereof at the address shown in the Register or, at the option of the Holder hereof, to such other place in the United States of America as the Holder hereof shall designate to the Trustee in writing. At the request of a Holder of at least $10,000,000 aggregate principal amount of Debentures, interest on such Debentures will be payable by wire transfer within the continental United States in immediately available funds to the bank account number specified in writing by such Holder to the Registrar prior to the Regular Record Date.

          The principal amount hereof and any interest due on the Stated Maturity Date or a Redemption Date (other than an Interest Payment Date) will be paid only upon surrender of this Debenture at the principal corporate office of The Bank of New York, Paying Agent in New York, or at such other office or agency of the Paying Agent as the Company shall designate by written notice to the Holder of this Debenture.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. The Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. The Holder of this Debenture, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Debenture is one of the duly authorized Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, limited in aggregate principal amount to [$36,082,475], issued under

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and pursuant to an Indenture dated as [   ], 1997 (the "Indenture") executed and
delivered between the Company and The Bank of New York, as trustee (the "Trustee"). The Debentures are initially being issued to the Trust, to be held on behalf of the Trust by its property trustee (the "Property Trustee"). Concurrently with the issuance of the Debentures, the Trust is issuing its trust securities, representing undivided beneficial interests in the assets of the Trust and having an aggregate liquidation amount equal to the principal amount
of the Debentures, including the Trust's [   ]% Preferred Securities (the
"Preferred Securities"). Reference is made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and Holders of the Debentures. Each term used in this Debenture which is defined in the Indenture and not defined herein shall have the meaning assigned to it in the Indenture.

          At the option of the Company, the Debentures are redeemable prior to maturity (i) at any time on or after __________, [2002], in whole or in part, and (ii) if a Special Event shall occur and be continuing, in whole (but not in part) within 90 days following the occurrence of such Special Event, in each case at 100% of the principal amount thereof plus accrued interest to the Redemption Date. A "Special Event" shall mean either a "Tax Event" or an "Investment Company Event." "Tax Event" shall mean that the Company shall have received an opinion of nationally recognized independent tax counsel (which must be acceptable to the Property Trustee of the Trust) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement, administrative action, or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, administrative action or decision is announced or taken on or after the date of original issuance of Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to interest received on the Debentures, (ii) interest payable by the Company to the Trust on the Debentures is not or will not be within 90 days of the date thereof deductible for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. "Investment Company Event" shall mean

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the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

          At least 30 days but not more than 60 days before the Redemption Date, the Trustee shall mail or caused to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Debentures to be redeemed.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancelation hereof. In case an Event of Default with respect to the Debentures occurs and is continuing, the principal of and interest on the Debentures may (and, in certain circumstances, shall) be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

          Subject to certain exceptions in the Indenture which require the consent of every Holder, the Company and the Trustee may amend the Indenture or may waive future compliance by the Company with any provisions of the Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures, provided that if the Debentures are held by the Trust, no such amendment or waiver that adversely affects the holders of the Preferred Securities shall be effective without the prior consent of the holders of at least a majority in aggregate liquidation amount of the outstanding Preferred Securities. Subject to certain exceptions in the Indenture, without the consent of any Debentureholder, the Company and the Trustee may amend the Indenture to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Indenture, to provide for uncertificated Debentures in addition to certificated Debentures, to comply with any requirements of the Debentures and the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that,

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in the reasonable judgment of the Company, does not adversely affect the rights of any Debentureholder. Amendments bind all Holders and subsequent Holders.

          No reference herein to the Indenture and no provision of this Debenture or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Company shall have the right at any time and from time to time to extend the interest payment period of the Debentures for up to 20 consecutive quarters (the "Extension Period"), provided that no Extension Period shall extend beyond the Stated Maturity Date or Redemption Date of any Debenture. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures, compounded quarterly, to the extent that payment of such interest is enforceable under applicable law). During such Extension Period, the Company may not declare or pay any dividend on, redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period, together with all such previous and further extensions, shall not exceed 20 consecutive quarters and shall not extend beyond the Stated Maturity Date or Redemption Date of any Debenture. At the termination of any such Extension Period and upon the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the foregoing restrictions.

          Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the Holder hereof upon surrender of this Debenture for registration of transfer at the office or agency of the Registrar accompanied by a written instrument or instruments of transfer inform satisfactory to the Registrar duly executed by the Holder hereof or his attorney

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duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          This Debenture shall not be valid until an authorized signatory of the Trustee manually signs and dates the Trustee's Certificate of Authentication below.


          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly

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authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        SOUTH JERSEY GAS COMPANY,

[SEAL]

                                             by___________________________
                                                Name:
                                                Title:


                                        Attest:___________________________
                                                  (Assistant) Secretary


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                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Debentures referred to in the within-mentioned Indenture.

The Bank of New York, as Trustee


By:__________________________
     Authorized Signatory

Dated:_______________________

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                                ASSIGNMENT FORM

          To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to:

________________________________________________________________________________
            (Insert assignee's social security or tax I.D. number)


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________ agent to transfer this Debenture on the books of the Register. The agent may substitute another to act for him.

Dated:_________________________


Signature:_____________________

(Sign exactly as your name appears on the other side of this Debenture)

Signature Guaranty: ____________________

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